April 25, 2002

Division of Corporate Regulation
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:  Information Supplemental to Annual Report on
     Form U5S for Entergy Corporation and Subsidiaries
     ("Form U5S") Relating to Participation in
     Nuclear Electric Insurance Limited ("NEIL") and
     Nuclear Mutual Limited ("NML")

Gentlemen:

As Chief Accounting Officer of Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc., Entergy New Orleans, Inc. and System Energy Resources, Inc. ("System Energy"), I hereby advise you, as information supplemental to that set forth in the Form U5S for the year ended December 31, 2001, that the attached schedules represent premium payments made to NEIL and NML during 2001 and premium distributions and credits received from NML and NEIL during 2001.

Sincerely,

/s/ Nathan E. Langston

Nathan E. Langston
Senior Vice President and Chief Accounting Officer

NEL/ecc
Attachments

2001 Form U5S
Updated 2/14/02                 2001 Premiums Paid to NEIL,EIM
NEIL I
                          Period         Trans           Amount            Type of      Plant       Company
                                          Date                              Trans
Extra Expense for
Replacment Power      1/1/01-12/31/01   3/30/01             (6,242,679)     Credit        ANO          EAI
                      1/1/01-12/31/01   3/30/01               (532,414)     Credit        RB           EGSI
                      1/1/01-12/31/01   3/30/01               (941,282)     Credit        W3           ELI
                      1/1/01-12/31/01   3/30/01               (237,367)     Credit        GG           EAI
                      1/1/01-12/31/01   3/30/01               (140,649)     Credit        GG           ELI
                      1/1/01-12/31/01   3/30/01               (260,734)     Credit        GG           EMI
                      1/1/01-12/31/01   3/30/01               (135,153)     Credit        GG           ENOI
                       4/1/01-4/1/02    7/18/01                   (209)     Credit        GG           EAI
                       4/1/01-4/1/02    7/18/01                   (168)     Credit        GG           ELI
                       4/1/01-4/1/02    7/18/01                   (345)     Credit        GG           EMI
                       4/1/01-4/1/02    7/18/01                   (156)     Credit        GG           ENOI
                       4/1/01-4/1/02    7/18/01                (17,801)     Credit        ANO          EAI
                         4/1/01-02      3/30/01                365,431      Prem          W3           ELI
                         4/1/01-02      3/30/01                294,631      Prem          RB           EGSI
                         4/1/01-02      3/30/01                496,253      Prem          ANO          EAI
                         4/1/01-02      3/30/01                 64,101      Prem          GG           ENOI
                         4/1/01-02      3/30/01                 33,448      Prem          GG           ELI
                         4/1/01-02      3/30/01                110,566      Prem          GG           EAI
                         4/1/01-02      3/30/01                139,763      Prem          GG           EMI
                       9/6/01-4/1/02    8/29/01                243,930      Prem         IP2
                                                            ----------
Total                                                       (6,760,834)
                                                            ==========
NEIL
                          Period         Trans           Amount            Type of      Plant       Company
                                          Date                              Trans
Primary Property      1/1/01-12/31/01   3/30/01              (765,729)     Credit        ANO          EAI
                      1/1/01-12/31/01   3/30/01            (3,350,307)     Credit        GG           SERI
                      1/1/01-12/31/01   3/30/01              (841,970)     Credit        W3           ELI
                      1/1/01-12/31/01   3/30/01              (153,634)     Credit        RB           EGSI
                         4/1/01-02      3/30/01               973,104       Prem         ANO          EAI
                         4/1/01-02      3/30/01               815,188       Prem         GG           SERI
                         4/1/01-02      3/30/01               821,784       Prem         W3           ELI
                         4/1/01-02      3/30/01               693,356       Prem         RB           EGSI
                       4/1/00-4/1/01    3/30/01                (3,503)     Credit    Fitzpatrick
                       4/1/00-4/1/01    3/30/01                (4,116)     Credit        IP3
                       9/6/01-4/1/02    8/29/01               358,833       Prem         IP2
                                                           ----------
Total                                                      (1,456,994)
                                                           ==========
NEIL II
                          Period         Trans           Amount            Type of      Plant       Company
                                          Date                              Trans
Excess Property       1/1/01-12/31/01   3/30/01             (3,777,044)     Credit       ANO          EAI
                      1/1/01-12/31/01   3/30/01             (3,457,237)     Credit       GG           SERI
                      1/1/01-12/31/01   3/30/01             (2,568,276)     Credit       W3           ELI
                      1/1/01-12/31/01   3/30/01             (1,844,269)     Credit       RB           EGSI
                         4/1/01-02      3/30/01                826,743      Prem         W3           ELI
                         4/1/01-02      3/30/01                832,765      Prem         RB           EGSI
                         4/1/01-02      3/30/01                833,304      Prem         ANO          EAI
                         4/1/01-02      3/30/01                834,947      Prem         GG           SERI
                       4/1/00-4/1/01    3/30/01                 (5,233)     Credit    Fitzpatrick
                       4/1/00-4/1/01    3/30/01                 (5,466)     Credit       IP3
                       9/6/01-4/1/02    8/29/01                 89,968      Prem         IP2
Blanket Excess         9/6/01-4/1/02    8/29/01                 50,644      Prem         IP2
                                                            ----------
Total                                                       (8,189,154)
                                                            ==========
Total NEIL                                                (16,406,982)

EIM
                          Period         Trans           Amount            Type of      Plant       Company
                                          Date                              Trans
Directors & Officers     7/1/01-02      6/29/01                707,505      Prem
Excess Liability        11/1/01-02      10/11/01               815,000      Prem
                                                             ---------
Total EIM                                                    1,522,505
                                                             =========




NOTE: NML merged with NEIL in late 1997. NEIL is a nuclear mutual insurance company. EIM is a non-nuclear mutual insurance company.